Exhibit (a)(7)

Notice of Objection
to
OFFER TO PURCHASE FOR CASH
UP TO 890,000 ORDINARY SHARES
(INCLUDING ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES)
of
KOOR INDUSTRIES LTD.
by
DISCOUNT INVESTMENT CORPORATION LTD.
Dated August 30, 2006

The Initial Offer Period and Withdrawal Rights will Expire at 10:00 a.m., New York Time, and 5:00 p.m., Israel Time, on September 21, 2006, unless the Offer is Extended.

The U.S. Tender Agent for the offer is:

American Stock Transfer & Trust Company

By Hand/Overnight Courier:	By Facimile	By Mail:
(to Eligible Institutions only)
+1-718-234-5001
American Stock Transfer & Trust Company	Confirm by Telephone:	American Stock Transfer & Trust Company
Operations Center	Toll-free (877) 248-6417	Operations Center
Attn: Reorganization Department	(718) 921-8317	Attn: Reorganization Department
6201 15th Avenue		P.O. Box 2042
Brooklyn, New York 11219		New York, New York 10272-2042

DELIVERY OF THIS NOTICE OF OBJECTION TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

PLEASE READ THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS NOTICE OF OBJECTION CAREFULLY BEFORE COMPLETING THIS NOTICE OF OBJECTION.

To:	Discount Investment Corporation Ltd. c/o American Stock Transfer & Trust Company

        The undersigned hereby notifies you of the undersigned’s objection to the offer by Discount Investment Corporation Ltd. to purchase 890,000 ordinary shares, par value NIS 0.001per share (including ordinary shares represented by American Depositary Shares (“ADSs”) (the “Shares”)) of Koor Industries Ltd. (“Koor”), as set forth in the Offer Document, dated August 30, 2006 (as may be amended from time to time, the “Offer to Purchase” and, together with Annex D thereto (Information for Holders of American Depositary Shares) and the Letter of Transmittal, the “Offer”) with respect to _________________ (insert number) ADSs held by the undersigned. By executing this Notice of Objection, the undersigned acknowledges that the undersigned has read, and agrees to, the terms and conditions of the instructions accompanying this Notice of Objection.

Name(s) of Registered Holder(s)

Address(es) of Registered Holder(s)

Signature(s) of Registered Holder(s)

Date _______________, 2006

DTC Account Number (if applicable): ____________

THIS NOTICE OF OBJECTION SHOULD ONLY BE EXECUTED BY YOU IN THE EVENT THAT YOU WISH TO OBJECT TO THE OFFER WITH RESPECT TO ALL OR ANY PORTION OF YOUR ADSs. ACCORDINGLY, DO NOT EXECUTE THIS NOTICE OF OBJECTION IF (1) YOU WOULD LIKE TO ACCEPT THE OFFER WITH RESPECT TO THOSE ADSs (IN WHICH CASE YOU SHOULD COMPLETE AND EXECUTE THE LETTER OF TRANSMITTAL) OR (2) YOU DO NOT WISH TO PREVENT THE COMPLETION OF THE OFFER.

Shareholders of Koor must complete this Notice of Objection unless an agent’s message is utilized. If delivery of the Notice of Objection is to be made by book-entry transfer to an account maintained by American Stock Transfer & Trust Company, as depositary (the “U.S. Tender Agent”) at The Depository Trust Company (the “Book-Entry Transfer Facility” or “DTC”). Delivery of documents to DTC or any other party does not constitute delivery to the U.S. Tender Agent.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

☐	Check here if Notice of Objection is being delivered by book-entry transfer to the U.S. Tender Agent’s account at The Depository Trust Company and complete the following:

Name of Tendering Institution: _____________________________________________
Account Number: ____________________________________________________________
Transaction Code Number: ___________________________________________________

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer

1.     Explanation of Notice of Objection. Under Israeli law, you may respond to the Offer by accepting the Offer and tendering all or any portion of your ADSs in accordance with the Offer to Purchase and the instructions contained in the Letter of Transmittal or by notifying us of your objection to the Offer with respect to all or any portion of your ADSs by executing and delivering this Notice of Objection. Alternatively, you may simply do nothing and not tender your ADSs or object to the Offer. It is a condition to the Offer that at the completion of the Initial Offer Period (as defined in the Offer to Purchase), the aggregate number of Shares validly tendered in the Offer is greater than the number of Shares represented by Notices of Objection. In making this calculation, we exclude Shares owned by us or our affiliates. We will make this calculation and announce the results promptly after the Initial Completion Date (as defined in the Offer to Purchase). If this and the other conditions to the Offer have been satisfied or, subject to applicable law, waived by us, shareholders will be afforded an additional four calendar days to tender their Shares in the Offer, but Notices of Objection will no longer be accepted.

        If, with respect to all or any portion of your ADSs, you object to the Offer during the Initial Offer Period and the conditions to the Offer have been satisfied or, subject to applicable law, waived by us, you may tender such ADSs during the Additional Offer Period (as defined in the Offer to Purchase), if applicable.

        Do not send any certificates of ADSs with this Notice of Objection.

2.     Delivery of Notice of Objection. If you wish to object to the Offer and you hold your ADSs directly, complete and sign this Notice of Objection and mail or deliver it to the U.S. Tender Agent at one of its addresses set forth on the front of this document prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date.

        If you wish to object to the Offer and you hold your ADSs through a broker, dealer, commercial bank, trust company or other nominee, request such broker, dealer, commercial bank, trust company or other nominee to submit on your behalf the Notice of Objection to the U.S. Tender Agent prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date.

        The method of delivery of this Notice of Objection is at the option and risk of the objecting shareholder, and the delivery will be deemed made only when actually received by the U.S. Tender Agent. If delivery is by mail, registered mail with return receipt requested, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

        No alternative, conditional or contingent Notices of Objection will be accepted.

3.     Signatures on Notice of Objection. If this Notice of Objection is signed by the registered holder(s) of ADSs, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) evidencing the ADSs without alteration, enlargement or any other change whatsoever.

        If any ADSs are registered in more than one registered name, it will be necessary to complete, sign and submit as many separate Notices of Objection as there are different registrations of those objecting ADSs.

        If this Notice of Objection is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to us of that person’s authority so to act must be submitted.

4.     Withdrawal of Notice of Objection. You may withdraw a previously submitted Notice of Objection at any time prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date. For a withdrawal to be effective, a written notice of withdrawal must be timely received by the U.S. Tender Agent at one of its addresses set forth on the front of this document. Any notice of withdrawal must specify the name of the person(s) who submitted the Notice of Objection to be withdrawn and the number of ADSs to which the Notice of Objection to be withdrawn relates. Following the withdrawal of a Notice of Objection, a new Notice of Objection may be submitted at any time prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date by following the procedures described above. If Notices of Objection have been delivered pursuant to the procedures for book-entry transfer as set forth above, any notice of withdrawal must also specify the name and number of the account at DTC to be adjusted to reflect the withdrawl of such ADSs and otherwise comply with DTC’s procedures.

5.     Determination of Validity. All questions as to the form and validity (including time of receipt) of Notices of Objection will be determined by us, in our sole discretion, subject to applicable law, which determination will be final and binding on all parties. None of us or our affiliates or assigns, the U.S. Tender Agent, the Information Agent, our Israeli legal counsel or any other person will be under any duty to give notification of any defects or irregularities in any notice or incur any liability for failure to give any such notification.

IMPORTANT: IF YOU SUBMIT A NOTICE OF OBJECTION WITH RESPECT TO ADSs AND THEREAFTER YOU DELIVER TO US A LETTER OF TRANSMITTAL BY WHICH YOU TENDER THOSE ADSs, WE WILL DISREGARD YOUR NOTICE OF OBJECTION. SIMILARLY, IF YOU SUBMIT TO US A LETTER OF TRANSMITTAL BY WHICH YOU TENDER ADSs, AND THEREAFTER YOU DELIVER TO US A NOTICE OF OBJECTION WITH RESPECT TO THOSE ADSs, WE WILL DISREGARD YOUR LETTER OF TRANSMITTAL. IF YOU SUBMIT A LETTER OF TRANSMITTAL AND A NOTICE OF OBJECTION CONCURRENTLY WITH RESPECT TO THE SAME ADSs, THE NOTICE OF OBJECTION WILL BE DISREGARDED.

6.     Questions and Requests for Assistance or Additional Copies. Questions or requests for assistance in connection with this Notice of Objection may be directed to the Information Agent at its address and telephone number listed below. Additional copies of the Offer to Purchase, Letter of Transmittal, this Notice of Objection and other offer documents may be obtained from the Information Agent. A shareholder may also contact brokers, dealers, commercial banks or trust companies for assistance concerning the Offer.

The Information Agent for the offer is:

105 Madison Avenue
New York, New York 10016
call collect (212) 929-5500
or
toll-free (800) 322-2885